Exhibit 10.9

AGREEMENT

     This Agreement is entered into as of October 4, 2004 by and among GAINSCO, INC. (the “Company”), Goff Moore Strategic Partners, L.P., Robert W. Stallings, First Western Capital, LLC, James R. Reis and Glenn W. Anderson.

     WHEREAS, the parties to this Agreement are parties to one or more of the agreements dated August 27, 2004 attached as Exhibits 10.1, 10.2, 10.3, 10.5, 10.6 and 10.7 to the Company’s Current Report on Form 8-K filed August 30, 2004 (the “August 27 Agreements”), which the Company considers together form a single unified plan related to the recapitalization of the Company and the employment of its senior management; and

     WHEREAS, the Company believes that all of the August 27 Agreements are essential for the effective restructuring of the Company to enable it to pursue a long-term personal automobile insurance growth plan;

     NOW, THEREFORE, each of the parties hereto agrees that it will not consummate any of the transactions contemplated by any of the August 27 Agreements unless all receive Shareholder Approval (as such term is defined or referenced in the respective August 27 Agreements). Nothing contained in this Agreement shall be deemed to modify, limit or void (i) any representation, warranty, covenant, condition, waiver or other agreement or provisions contained in any of the August 27 Agreements that became effective or binding upon the execution of any of the respective August 27 Agreements, except as expressly provided in the preceding sentence, or (ii) the obligations of any party arising in connection with the termination of any of the August 27 Agreements. This Agreement may be executed in one or more counterparts, which when taken together shall represent one and the same document.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives all as of the day and year first above written.

GAINSCO, INC	FIRST WESTERN CAPITAL, LLC
By /s/ Glenn W. Anderson Glenn W. Anderson President and Chief Executive Officer	By: /s/ James R. Reis James R. Reis Sole Member and Manager

/s/ Robert W. Stallings Robert W. Stallings	GOFF MOORE STRATEGIC PARTNERS, L.P., a Texas partnership

/s/ James R. Reis James R. Reis	By: GMSP Operating Partners, L.P., its general partner By: GMSP, L.L.C., its general partner

/s/ Glenn W. Anderson Glenn W. Anderson	By: /s/ John C. Goff John C. Goff, Managing Principal